FORM 8-K

      CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2008

0-15885
(Commission File Number)

NATIONAL DATACOMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-2942832
(State of Incorporation)	(IRS Employer Identification No.)

900 Middlesex Turnpike, Billerica, Massachusetts 01821
(Address of registrant's principal executive office)

(978) 663-7677
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

National Datacomputer, Inc. (“NDI”) (OTC Bulletin Board: NDCP) a leading provider of mobile computing solutions, announced on July 31, 2008, that the Company’s Board of Directors has approved a reverse stock split and established a ratio of 1-for-15. This move followed a vote at NDI’s Annual Shareholders’ Meeting on June 24, 2008, in which shareholders authorized the Board to effect the reverse stock split. Upon market open on July 31, 2008, NDI’s common stock began trading on a split-adjusted basis under the new trading symbol "NDCP.”  A copy of the Certificate of Amendment to the Certificate of Incorporation, as filed with the Secretary of State of Delaware and a copy of the press release announcing the stock split are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The number of shares of NDI common stock authorized was reduced from 50,000,000 shares as of July 30, 2008, to approximately 3,333,333 shares post-split. The number of shares reserved for issuance under NDI’s stock option plans will also be reduced proportionately. As a result of the reverse stock split, every 15 shares of common stock of NDI that is issued and outstanding shall be automatically combined into one issued and outstanding share, without any change in the par value of such shares. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would be entitled to fractional shares will receive cash in lieu of receiving fractional shares. The reverse stock split affects all shares of common stock, stock options and warrants of NDI outstanding as of immediately prior to the effective time of the reverse stock split.

Stockholders who hold their shares in brokerage accounts or "street name" will not be required to take any action to effect the exchange of their shares. Stockholders of record who hold share certificates will receive a letter of transmittal requesting that they surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. American Stock Transfer & Trust Company, NDI’s transfer agent, will act as the exchange agent for purposes of implementing the exchange of stock certificates.

ITEM 9.01	EXHIBITS

(d) The following exhibits are furnished with this report:

Exhibit Number	Description

99.1	Certificate of Amendment to the Certificate of Incorporation, as amended on filed on June 30, 2008
99.2	Press Release dated July 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL DATACOMPUTER, INC.

Date: August 4, 2008	By:	/s/ William Berens
William Berens, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Certificate of Amendment to the Certificate of Incorporation, as amended on filed on June 30, 2008
99.2	Press Release dated July 31, 2008